Exhibit 99.1

FOR IMMEDIATE RELEASE:

MASON INDUSTRIAL TECHNOLOGY, INC. WILL REDEEM ITS PUBLIC SHARES AND WILL NOT CONSUMMATE AN INITIAL BUSINESS COMBINATION

New York, NY (January 31, 2023) – Mason Industrial Technology, Inc. (the “Company”), a special purpose acquisition company, today announced that it will redeem all of its outstanding Class A common stock, par value $0.0001, previously issued to the public (the “Public Shares”), effective as of February 15, 2023, because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation (the “Charter”).

As stated in the Company’s Registration Statement on Form S-1 and in the Company’s Charter, if the Company is unable to complete an initial business combination within 24 months (or 30 months if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within such 24-month period) from the closing of its initial public offering on February 2, 2021 (subject to certain inapplicable exceptions), the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (“Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under the General Corporation Law of the State of Delaware to provide for claims of creditors and other requirements of applicable law.

Net of taxes and dissolution expenses, the per-share redemption price for the Public Shares is expected to be approximately $10.14 (the “Redemption Amount”). In accordance with the terms of the Company’s trust agreement governing the Trust Agreement, the Company expects to retain $100,000 of the interest and dividend income from the Trust Account to pay dissolution expenses. The Company anticipates that the Public Shares will cease trading as of the close of business on February 2, 2023. As of February 3, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be paid on February 15, 2023 to the beneficial owners of Public Shares held in street name without any required action on their part. The Redemption Amount will be paid to record holders of Public Shares upon presentation of their respective stock or unit certificates or other delivery of their stock or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company, on or after February 15, 2023.

The Company’s warrants are quoted on the OTC Pink Marketplace under the symbol “MITGW.” There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that the New York Stock Exchange will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Important Additional Information and Where to Find It

This press release does not constitute an offer to sell or buy or the solicitation of an offer to buy or sell any securities. This communication is not a recommendation to buy, sell or exchange any securities, and it is neither an offer to purchase nor a solicitation of an offer to sell securities. Information about the Company and certain of the matters discussed in this press release is available at the SEC’s website at www.sec.gov.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “currently expects,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward looking statements in this release. You should carefully consider these and the other risks and uncertainties described in the Company’s annual report on Form 10-K and other documents the Company has filed with the SEC. Those filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. The Company does not give any assurance that the Company will achieve its expectations. The inclusion of any statement in this press release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

About Mason Industrial Technology, Inc.

The Company is sponsored by Mason Industrial Sponsor, LLC, an affiliate of Mason Capital Management LLC, a New York based hedge fund active in public company, private company, event-driven, credit, shareholder activism and distressed investments. The Company was formed for the purpose of executing a business combination in the industrial technology, advanced materials or specialty chemicals industries.

Contact:

Gasthalter & Co.

Jonathan Gasthalter

(212) 257-4170